UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania	19428
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (267) 824-2827

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Loan And Security Agreement

On February 3, 2023, Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and its subsidiary, Canticle Pharmaceuticals, Inc., a Delaware corporation (“Canticle” and, together with the Company, the “Borrowers”), entered into a First Amendment (the “Amendment”) to the Loan and Security Agreement, dated May 9, 2022 (the “Loan Agreement” and as amended by the Amendment, the “Amended Loan Agreement”), with the several banks and other financial institutions or entities party thereto (each, a “Lender” and collectively referred to as the “Lenders”), and Hercules Capital, Inc., a Maryland corporation (“Hercules”), as Lender and in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

The Amendment amended certain terms of the Loan Agreement as described below. The original terms of the Loan Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2022, which Current Report on Form 8-K is incorporated herein by reference.

Interest Rate. The interest rate formula for the Company under the Amended Loan Agreement was adjusted by the Amendment such that the borrowings bear interest at a variable per annum rate determined based on the greater of (i) the prime rate as reported in The Wall Street Journal plus 2.45% and (ii) 8.25%. This has resulted in a reduction of the Company’s borrowing costs by 150 basis points after giving effect to the Amendment to 10.2% as of February 3, 2023.

Amount. The Amended Loan Agreement continues to provide for an aggregate of $250.0 million in term loans (collectively, the “Term Loans”), but the terms of certain tranches of Term Loans were revised as part of the Amendment. The second tranche of Loan Agreement (“Tranche 2”) was amended to increase the committed amount available by $15.0 million, to $65.0 million. As previously announced, the Company achieved the Phase 3 clinical development milestone under Tranche 2 (the “Clinical Milestone”). In connection with the Amendment, on February 3, 2023, the Borrowers drew $35.0 million under Tranche 2 and have the ability to draw an additional $15.0 million under Tranche 2 by June 19, 2023 and an additional $15.0 million under Tranche 2 by September 30, 2023 (for a total of $30.0 million in additional committed Tranche 2 capacity). The third tranche (“Tranche 3”) of $75.0 million remains unchanged by the Amendment, and such borrowings are available subject to the Company obtaining certain FDA approval for resmetirom (the “Approval Milestone”) until the earlier of June 30, 2024 and 90 days following achievement of the Approval Milestone. Coincident with the expansion of Tranche 2 borrowing capacity by $15 million, the Amendment reduced the fourth tranche (“Tranche 4”) by $15.0 million to $60.0 million , which amount is available subject to Hercules’ sole discretion.

Borrowings. The Borrowers have $85.0 million in outstanding borrowings under the Amended Loan Agreement, consisting of $35.0 million drawn under Tranche 2 Term Loans on February 3, 2023 and $50.0 million drawn under Tranche 1 Term Loans on May 9, 2022.

Term and Repayment. As previously disclosed, the Term Loans have a scheduled maturity date of May 1, 2026, which may be extended for an additional year upon the Company achieving the Approval Milestone (the “Scheduled Maturity Date”). Due to the Company’s satisfaction of the Clinical Milestone, the interest-only period of the Term Loans extends through May 1, 2025. This interest-only period may be extended to (i) May 1, 2026 if the Company achieves the Approval Milestone and (ii) May 3, 2027 if the Company achieves a certain revenue milestone as set forth in the Amended Loan Agreement and maintains compliance with the financial covenants previously disclosed. The terms of the Approval Milestone and such financial covenants are as set forth in the Amended Loan Agreement. After the conclusion of the interest-only period, monthly installments of principal and interest will be paid through the Scheduled Maturity Date.

Termination of Warrant Rights; Amendment of Warrant Terms For Advances Under Tranches 2, 3 and 4 of the Amended Loan Agreement. In connection with the Amendment, the rights and obligations under all previously unvested warrants (to purchase 59,545 shares of Common Stock at an exercise price of $67.12 per share) were terminated, and the Company agreed to issue warrants in connection with borrowings made under Tranche 2, 3 and 4 (“Warrants”) on and after the date of the Amendment under the terms described below

Under the Amendment, the number of shares of the Company’s common stock subject to exercisable Warrants associated with Tranche 2 Term Loans funded (“Tranche 2 Warrants”) equals 2.0% times the principal amount of such advances that are funded, divided by $285.31 (the “Tranche 2 Coverage Ratio”). On February 3, 2023, in connection with the $35.0 million Tranche 2 Term Loan funding, the Company issued Tranche 2 Warrants to purchase 2,543 shares of Common Stock at an exercise price of $285.31 per share. In the event future Tranche 2 Term Loan borrowings are made, the Company will issue additional Tranche 2 Warrants in accordance with the Tranche 2 Coverage Ratio at an exercise price of $285.31 per share.

Under the Amendment, the number of shares of the Company’s common stock subject to exercisable Warrants associated with (i) Tranche 3 Term Loans funded in the future will equal (1) 2.0% times the principal amount of such advances that are funded, divided by (2) the volume-weighted average price for Company Common Stock for the three full trading days immediately before written confirmation from the Agent of satisfaction of the Approval Milestone under Tranche 3 of the Loan Agreement (or the Tranche 3 Warrant Exercise Price); and (ii) Tranche 4 Term Loans funded funded in the future will equal 2.0% times the principal amount of advances that are funded, divided by volume-weighted average price for Company Common Stock for the three full trading days immediately before execution and delivery of written agreement concerning the commitments made available under Tranche 4 of the Loan Agreement (or the Tranche 4 Warrant Exercise Price).

The Warrants described above will terminate at the earlier of (i) the seventh anniversary of the date of the Amendment and (ii) the consummation of certain acquisition transactions involving the Company, as set forth in the Warrants. The number of shares for which each Warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Warrants.

The Company issued warrants to the Lenders to acquire to purchase 14,899 shares of the Company’s common stock at an exercise price of $67.12 per share, which vested based on Tranche 1 Term Loan advances on May 9, 2022; the exercise price and number of shares that may be purchased via these warrants were not affected by the Amendment.

The foregoing descriptions of the Amendment, the Amended Loan Agreement and the Tranche 2 Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment (which includes the Amended Loan Agreement as Annex A thereto) and the form of Tranche 2 Warrant Agreement, copies which are attached hereto as exhibits and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Amended Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the Warrants is incorporated by reference into this Item 3.02.

Neither the Company nor Hercules engaged any investment advisors with respect to the Amended Loan Agreement and the Warrants. The issuance of the Tranche 2 Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1*	Form of Tranche 2 Warrant Agreement, dated February 3, 2023, by and among Madrigal Pharmaceuticals, Inc. and Hercules Capital, Inc. and affiliates.

10.1*	Loan and Security Agreement, dated May 9, 2022, as amended by the First Amendment to Loan and Security Agreement, dated February 3, 2023, by and among Madrigal Pharmaceuticals, Inc., Canticle Pharmaceuticals, Inc., the several banks and other financial institutions or entities from time to time party thereto and Hercules Capital, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL file)

*	Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madrigal Pharmaceuticals, Inc.

Date: February 9, 2023	By:	/s/ Brian J. Lynch
	Name:	Brian J. Lynch
	Title:	Senior Vice President and General Counsel

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